SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 27, 1996


                            DYNAMIC ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)



        NEVADA                       33-55254-03           87-0473323
(State or other jurisdiction of     (Commission     (IRS Employer Identification
incorporation                        File Number)       Number)



7373 NORTH SCOTTSDALE ROAD
SUITE B150
SCOTTSDALE, ARIZONA                                               85253
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (602) 483-8700



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Item 1.  Changes in Control of Registrant.

NONE

Item 2.  Acquisition or Disposition of Assets

On August 27, 1996 an Agreement dated August 1, 1996 (the Agreement) was signed by Jan Wallace, President of Dynamic Associates, Inc. (Dynamic), providing for the acquisition of Genesis Health Management Corporation, a Louisiana corporation (Genesis). The parties to the Agreement are: Dynamic Associates Inc., Genesis Health Management Corporation, Vickie T. Lucky, J.T. Simmons, Claudine Blondeau, Mary R. Roberts and William H. Means, all the shareholders of Genesis, and W.A. Lucky, III, Harry Moll and Jan Wallace as Warrantors. This Agreement provides for the creation of a new corporation (Newco), of which Dynamic will be the owner of all the issued and outstanding shares and which will be merged with Genesis, under the Agreement and Plan of Merger (Merger).

It is contemplated that Dynamic will acquire Genesis by way of the merger of Genesis and Newco in which the shareholders of Genesis will receive cash and common stock in Dynamic in exchange of the Genesis shares. The parties to the Agreement and Merger intend that the stock portion of the transaction qualify as a tax-free reorganization for the shareholders of Genesis and that it qualify as a statutory merger within the meaning of IRS Code ss. 368(a)(1)(A) or a forward triangular merger within the meaning of IRS Code ss.ss. 368(a)(1)(A) and 368(a)(2)(D).

Under the Agreement the close date for the transaction is November 1, 1996 or if extended December 2, 1996 (Closing). The extensions shall be at the option of Dynamic and notice of the extension must be received by counsel to Genesis Shareholders' on or before October 25, 1996. If the extension is sought Dynamic shall be required to pay at that time one hundred thousand dollars ($100,000) to Genesis Shareholders' Counsel as a portion of the $500,000 deposit (Deposit) to be made to the attorney for Genesis upon the execution of the Agreement. This deposit will be credited against the cash portion of payment. On the date of the Closing the Genesis Shares will be exchanged for a cash payment of fifteen million dollars ($15,000,000) plus a sum equal to fifty percent (50%) of the taxable income, as of the Closing and three million (3,000,0000) shares of the common stock of Dynamic. If at the time of transfer to Genesis of the Dynamic Shares the fair market value of the shares does not constitute more than forty percent (40%) of the total consideration (including cash and stock) then additional shares shall be transferred to cause the fair market value of the Dynamic Shares to constitute 40% of the total consideration.

The parties to the agreement plan on keeping Newco as a separate and independent operation after closing and the existing management, employees and consultants of Genesis and Genesis's current business practices and procedures shall be retained by Newco, to the extent reasonably possible. Dynamic agrees to retain William H. Means, President and CEO, J.T. Simmons, Senior Vice President for Operations and Michael Asbury, Financial Reimbursement Specialist as employees of Newco for a period of not less than two years. Dynamic will also retain the services of W.A. Lucky, III, as an independent marketing consultant and to maintain the headquarters of the corporation in Bossier City, Louisiana.

Dynamic will issue immediately a private offering of convertible debt in reliance on Regulation S of the Securities Act of 1933, regulating the sale of securities outside the United States without

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registration  to non "US  persons"  as that term is defined in Rule  902(o).  No prior relationship existed between Dynamic and the sellers of the assets.

Genesis Health Management Corporation is a Louisiana Company which has established healthcare to the elderly specializing in Gero-psych. Genesis has developed a program which it has operated in various hospitals for the past three years to provide the psychiatric diagnosis and at the same time treat the secondary medical problems of the elderly. This will integrate with Dynamic, Microthermia and P&H Technologies in providing services to clients of advanced years.

Item 3. Bankruptcy or Receivership

NONE

Item 4. Changes in Registrant's Certifying Accountant

NONE

Item 5. Other events

NONE

Item 6.  Resignations of Registrant's Directors

NONE

Item 7.  Financial Statements and Exhibits.

Information is provided as detailed in Item 601 of Regulation S-B and is incorporated by reference from previously filed Form 10-QSB, June 30, 1996.


   Exhibit Number                  Description

               A. Acquisition Agreement, effective August 27, 1996 will be filed under cover of Form 8-K/A within the required time period.

               B. Agreement and Plan of Merger will be filed under cover of Form 8-K/A within the required time period.


Item 8.  Change in Fiscal Year.

NONE


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)      DYNAMIC ASSOCIATES, INC.


                  /s/ Logan B. Anderson
                      Logan B. Anderson
                      Secretary/Treasurer


Date                  September 11, 1996



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